EXHIBIT 99.1

Date:     January 23, 2006
Contact:  Bruce S. Rosenbloom, CFO
Phone:    (954) 979 5995
Fax:      (954) 971 0544

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES RECORD THIRD QUARTER
FINANCIAL RESULTS - SALES INCREASE 25%, NET INCOME INCREASES 37%

Pompano Beach, Florida, January 23, 2006 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended December 31, 2005. Net sales for the quarter ended December 31, 2005 were $25.9 million, compared to $20.8 million for the quarter ended December 31, 2004, an increase of 25%. Net income was $2.7 million, or $0.11 diluted per share, for the quarter ended December 31, 2005, compared to net income of $2.0 million, or $0.08 diluted per share, for the quarter ended December 31, 2004, an increase to net income of 37%. Net sales for the nine months ended December 31, 2005 were $108.2 million, compared to $84.8 million for the nine months ended December 31, 2004, an increase of 28%. Net income for the nine months ended December 31, 2005 was $8.9 million, or $0.37 diluted per share, compared to net income of $5.6 million, or $0.23 diluted per share, for the nine months ended December 31, 2004, an increase to net income of 60%.

The Company acquired approximately 105,000 new customers during the third fiscal quarter compared to 85,000 new customers for the same quarter in the prior year. Approximately 57% of all orders were placed on the Company's website during the third fiscal quarter.

Menderes Akdag, CEO and President, commented: "We are pleased to report that our retail new order sales increased by 26% to $7.3 million for the third fiscal quarter compared to $5.8 million for the same quarter in the prior year. The advertising cost of acquiring a new customer for the third fiscal quarter improved to approximately $30 compared to $31 for the same quarter in the prior year. In addition, our retail reorder sales increased by 25%, from $14.5 million to $18.1 million for the quarters ended December 31, 2004 and 2005, respectively. We are also pleased to report that net cash provided by operating activities increased by $10.0 million, from $3.5 million for the nine months ended December 31, 2004 to $13.5 million for the nine months ended December 31, 2005."

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter's financial results. To access the call which is open to the public, call (888) 455-1758 (toll free) or (210) 234-0010. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on January 23, 2006 until February 6, 2006 at 5:00 P.M. To access the replay, call (866) 487-7597 (toll free) or (203) 369-1654, and enter passcode 5500.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.
   --------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2005. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S.
Rosenbloom, CFO, 954-979-5995.

                                ###



                         99.1 page 1 - 4

                   PETMED EXPRESS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   December 31,     March 31,
                                                      2005            2005
                                                    -----------    -----------
                                                   (UNAUDITED)
                              ASSETS
                              ------
Current assets:
   Cash and cash equivalents                       $ 26,640,511   $ 12,680,962
   Accounts receivable, less allowance for
      doubtful accounts of $13,000 and $37,000,
      respectively                                      658,726      1,796,756
   Inventories - finished goods                      11,572,899     11,180,333
   Prepaid expenses and other current assets            374,303        213,152
                                                    -----------    -----------
          Total current assets                       39,246,439     25,871,203

   Property and equipment, net                        1,141,641      1,286,267
   Deferred income taxes                                630,833        582,846
   Intangible asset                                     365,000        365,000
   Other assets                                          14,167         14,167
                                                    -----------    -----------
Total assets                                       $ 41,398,080   $ 28,119,483
                                                    ===========    ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------

Current liabilities:
   Accounts payable                                $  1,859,103   $  2,724,990
   Income taxes payable                               4,576,531        601,535
   Accrued expenses and other current liabilities       946,759        575,894
                                                    -----------    -----------

Total liabilities                                     7,382,393      3,902,419
                                                    -----------    -----------
Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value, 5,000,000
      shares authorized; 2,500 convertible shares
      issued and outstanding with a liquidation
      preference of $4 per share                          8,898          8,898
   Common stock, $.001 par value, 40,000,000 shares
      authorized; 23,728,555 and 23,458,725 shares
      issued and outstanding, respectively               23,729         23,459
   Additional paid-in capital                        12,948,460     12,074,611
   Retained earnings                                 21,034,600     12,110,096
                                                    -----------    -----------

          Total shareholders' equity                 34,015,687     24,217,064
                                                    -----------    -----------

Total liabilities and shareholders' equity         $ 41,398,080   $ 28,119,483
                                                    ===========    ===========


                         99.1 page 2 - 4

                PETMED EXPRESS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (UNAUDITED)

                                                 Three Months Ended              Nine Months Ended
                                                    December 31,                    December 31,
                                                 2005           2004            2005            2004
                                             ------------   ------------    ------------    ------------
Sales                                       $  25,890,095  $  20,782,837   $ 108,174,527   $  84,826,062
Cost of sales                                  15,613,715     12,337,310      66,188,709      50,905,585
                                             ------------   ------------    ------------    ------------

Gross profit                                   10,276,380      8,445,527      41,985,818      33,920,477
                                             ------------   ------------    ------------    ------------
Operating expenses:
  General and administrative                    3,060,580     2,541,197       10,722,151       8,734,370
  Advertising                                   3,189,099     2,628,090       17,716,234      16,012,910
  Depreciation and amortization                   135,638       146,609          394,928         460,962
                                             ------------   ------------    ------------    ------------
Total operating expenses                        6,385,317     5,315,896       28,833,313      25,208,242
                                             ------------   ------------    ------------    ------------

Income from operations                          3,891,063     3,129,631       13,152,505       8,712,235
                                             ------------   ------------    ------------    ------------
Other income (expense):
  Interest expense                                      -             -                -            (880)
  Interest income                                 215,590        33,409          467,742          55,414
  Other, net                                       49,147           906          171,255           2,317
                                             ------------   ------------    ------------    ------------
Total other income (expense)                      264,737        34,315          638,997          56,851
                                             ------------   ------------    ------------    ------------

Income before provision for income taxes        4,155,800     3,163,946       13,791,502       8,769,086

Provision for income taxes                      1,483,708     1,206,835        4,866,998       3,182,182
                                             ------------   ------------    ------------    ------------

Net income                                      2,672,092     1,957,111        8,924,504       5,586,904
                                             ============   ===========     ============    ============
Net income per common share:

   Basic                                    $        0.11  $       0.08    $        0.38   $        0.25
                                             ============   ===========     ============    ============
   Diluted                                  $        0.11  $       0.08    $        0.37   $        0.23
                                             ============   ===========     ============    ============
Weighted average number of common shares
 outstanding:
   Basic                                       23,680,221    23,266,549       23,572,211      22,670,044
                                             ============   ===========     ============    ============
   Diluted                                     24,255,705    23,903,297       24,105,124      23,867,698
                                             ============   ===========     ============    ============



                         99.1 page 3 - 4

             PETMED EXPRESS, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (UNAUDITED)


                                                                       Nine Months Ended
                                                                          December 31,
                                                                      2005           2004
                                                                   -----------    -----------
 Cash flows from operating activities:
    Net income                                                    $  8,924,504   $  5,586,904
    Adjustments to reconcile net income to net cash
     provided by operating activities:
        Depreciation and amortization                                  394,928        460,962
        Tax benefit related to stock options exercised                 212,856        826,476
        Deferred income taxes                                          (47,987)       (77,455)
        Bad debt expense (recovery)                                    (16,144)       (14,530)
        (Increase) decrease in operating assets and liabilities:
          Accounts receivable                                        1,154,174        849,394
          Inventories - finished goods                                (392,566)    (2,276,359)
          Prepaid expenses and other current assets                   (161,151)       (63,947)
          Other assets                                                       -          7,655
          Accounts payable                                            (865,887)    (1,698,494)
          Income taxes payable                                       3,974,996        123,489
          Accrued expenses and other current liabilities               370,865       (187,771)
                                                                   -----------    -----------
 Net cash provided by operating activities                          13,548,588      3,536,324
                                                                   -----------    -----------
 Cash flows from investing activities:
    Purchases of property and equipment                               (250,302)      (146,623)
                                                                   -----------    -----------
 Net cash used in investing activities                                (250,302)      (146,623)
                                                                   -----------    -----------
 Cash flows from financing activities:
    Proceeds from the exercise of stock options,
       warrants, and other transactions                                661,263      1,225,835
    Payments on the loan obligation                                          -        (68,442)
                                                                   -----------    -----------
 Net cash provided by financing activities                             661,263      1,157,393
                                                                   -----------    -----------

 Net increase in cash and cash equivalents                          13,959,549      4,547,094
 Cash and cash equivalents, at beginning of period                  12,680,962      3,278,926
                                                                   -----------    -----------

 Cash and cash equivalents, at end of period                      $ 26,640,511   $  7,826,020
                                                                   ===========    ===========
 Supplemental disclosure of cash flow information:

    Cash paid for interest                                        $          -   $        802
                                                                   ===========    ===========
    Cash paid for income taxes                                    $    727,132   $  2,309,672
                                                                   ===========    ===========

                         99.1 page 4 - 4